UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Allianz Funds
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ALLIANZ AGIC GROWTH FUND

IMPORTANT ANNOUNCEMENT

August 14, 2012

The shareholder meeting for the Allianz AGIC Growth Fund (the “Fund”) previously scheduled for July 18, 2012 and adjourned to August 15, 2012 has been adjourned again as we are still in need of additional voter participation. This second adjournment will allow us to continue to solicit the necessary votes required to approve the proposal mentioned below. The adjourned meeting will be held at the offices of Allianz Global Investors, 1633 Broadway, 42nd Floor, New York, New York 10019, on Wednesday, September 19, 2012 at 10:00 a.m., Eastern Time.

Your vote is needed

Allianz Global Investors is requesting your vote for the Fund’s proposal to approve RCM Capital Management LLC (“RCM”) as the new sub-adviser to the Fund. We believe the Fund will benefit from a transition to RCM’s Focused Growth investment approach, which has exhibited a strong performance record, as well as certain fee reductions in connection with the sub-adviser change.

The Fund has received an overwhelmingly favorable response from voting shareholders for the proposal, but requires additional voting participation. As a valued shareholder, your vote is very important.

We urge you to act promptly and vote your shares by Friday, August 31, 2012 so that we can secure the needed votes sufficiently in advance of the adjourned meeting date and avoid the costs of additional adjournments and solicitation. We will also continue to attempt to contact un-voted accounts by phone, as this matter remains extremely important for the Fund.

Thank you for your participation and your investment with the Allianz Funds.

Voting is easy and takes only a few moments:

1. Vote by Phone. Simply dial toll-free 1 (800) 591-6313. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. eastern time.

2. Vote via the Internet. You may vote by logging onto www.proxyonline.us and entering your control number found on the enclosed proxy card.

3. Vote by Mail. You may vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

ALLIANZ AGIC GROWTH FUND

IMPORTANT ANNOUNCEMENT

August 14, 2012

The shareholder meeting for the Allianz AGIC Growth Fund (the “Fund”) previously scheduled for July 18, 2012 and adjourned to August 15, 2012 has been adjourned again as we are still in need of additional voter participation. This second adjournment will allow us to continue to solicit the necessary votes required to approve the proposal mentioned below. The adjourned meeting will be held at the offices of Allianz Global Investors, 1633 Broadway, 42nd Floor, New York, New York 10019, on Wednesday, September 19, 2012 at 10:00 a.m., Eastern Time.

Your vote is needed

Allianz Global Investors is requesting your vote for the Fund’s proposal to approve RCM Capital Management LLC (“RCM”) as the new sub-adviser to the Fund. We believe the Fund will benefit from a transition to RCM’s Focused Growth investment approach, which has exhibited a strong performance record, as well as certain fee reductions in connection with the sub-adviser change.

The Fund has received an overwhelmingly favorable response from voting shareholders for the proposal, but requires additional voting participation. As a valued shareholder, your vote is very important.

We urge you to act promptly and vote your shares by Friday, August 31, 2012 so that we can secure the needed votes sufficiently in advance of the adjourned meeting date and avoid the costs of additional adjournments and solicitation. We will also continue to attempt to contact un-voted accounts by phone, as this matter remains extremely important for the Fund.

Thank you for your participation and your investment with the Allianz Funds.

Voting is easy and takes only a few moments:

1. Vote by Phone. Simply dial toll-free 1 (800) 591-6313. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. eastern time.

2. Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

3. Vote by Mail. You may vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

ALLIANZ AGIC GROWTH FUND

IMPORTANT ANNOUNCEMENT

August 14, 2012

The shareholder meeting for the Allianz AGIC Growth Fund (the “Fund”) previously scheduled for July 18, 2012 and adjourned to August 15, 2012 has been adjourned again as we are still in need of additional voter participation. This second adjournment will allow us to continue to solicit the necessary votes required to approve the proposal mentioned below. The adjourned meeting will be held at the offices of Allianz Global Investors, 1633 Broadway, 42nd Floor, New York, New York 10019, on Wednesday, September 19, 2012 at 10:00 a.m., Eastern Time.

Your vote is needed

Allianz Global Investors is requesting your vote for the Fund’s proposal to approve RCM Capital Management LLC (“RCM”) as the new sub-adviser to the Fund. We believe the Fund will benefit from a transition to RCM’s Focused Growth investment approach, which has exhibited a strong performance record, as well as certain fee reductions in connection with the sub-adviser change.

The Fund has received an overwhelmingly favorable response from voting shareholders for the proposal, but requires additional voting participation. As a valued shareholder, your vote is very important.

We urge you to act promptly and vote your shares by Friday, August 31, 2012 so that we can secure the needed votes sufficiently in advance of the adjourned meeting date and avoid the costs of additional adjournments and solicitation. We will also continue to attempt to contact un-voted accounts by phone, as this matter remains extremely important for the Fund.

Thank you for your participation and your investment with the Allianz Funds.

Voting is easy and takes only a few moments:

1. Vote by Phone. Simply dial the toll-free number located on the enclosed proxy card. Please have the proxy card available at the time of the call.

2. Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

3. Vote by Mail. You may vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.